UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2026

EXYN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43296	47-2345934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Washington Avenue, Suite 1000 Philadelphia, Pennsylvania		19146
(Address of principal executive offices)		(Zip Code)

(215) 999-0200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EXYN	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one share of common stock at an exercise price of $9.69	EXYNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item1.01	Entry into a Material Definitive Agreement.

Reference is made to the disclosure under Item 2.03 below which is hereby incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 18, 2026, Exyn Technologies, Inc. (the “Company”) entered into a Confidential Side Letter Agreement with Evergreen Capital Management, LLC (“Evergreen”) (the “Side Letter”). Under the Side Letter, Evergreen agreed to forbear from declaring an event of default under the Second Amendment to Note and Warrant Purchase Agreement, dated as of May 8, 2026, by and between the Company and Evergreen (the “Second Amendment”), or any other transaction document in exchange for, among other things, the Company’s agreement to pay to Evergreen, in three (3) equal consecutive monthly installments, an aggregate amount equal to (a) the outstanding balance owing to Evergreen under, or in connection with, the Second Amendment and the other transaction documents (including any accrued but unpaid interest and any unpaid fees, costs and expenses payable thereunder) as of May 18, 2026 (the “Trigger Date”) (after giving effect to the mandatory conversion of the Senior Secured Convertible Promissory Note, dated as of April 30, 2026, by and between the Company and Evergreen, and the Senior Secured Convertible Promissory Note, dated as of May 6, 2026, by and between the Company and Evergreen (collectively, the “Notes”) pursuant to the Second Amendment), plus (b) the default penalty that would otherwise have been payable to Evergreen under the Second Amendment and the other transaction documents in connection with the circumstances addressed by the Side Letter (collectively, the “Installment Amount”).

The first installment in the amount of $472,388.33 became due on June 17, 2026, and two additional installments are due in the amount of $472,388.33, each on July 17, 2026 and August 16, 2026, for a total Installment Amount of $1,417,164.99. The Side Letter provides that no additional liquidated damages, default interest, penalty interest or other similar damages of any nature shall be calculated, assessed or payable by the Company in connection with the repayment of the Installment Amount.

Additionally, under the Side Letter, the Company agreed to issue to Evergreen an additional 100,000 shares of common stock, par value $0.0001 per share (the “Equity Kicker Shares”), within seven (7) business days following the Trigger Date as consideration for Evergreen granting the Company a thirty (30)-day period to file a resale registration statement covering all of Evergreen’s securities.

The foregoing description of the Side Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1#	Confidential Side Letter Agreement, dated as of May 18, 2026, by and between the Registrant and Evergreen Capital Management, LLC.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

# Certain confidential information - identified by a bracketed asterisk “[*]” - has been omitted from this exhibit pursuant to Item 601(b)(10) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of an unredacted copy to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2026	Exyn Technologies, Inc.

	By:	/s/ Brandon Torres Declet
Brandon Torres Declet